UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 6, 2012
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 28, 2012, US Tungsten Corp. (the “Company”, “we”, “us”, “our”) entered into an Assignment Agreement dated August 21, 2012 with Mr. John M. Pulos whereby we acquired from Mr. Pulos an option to acquire an undivided 100% right, title and interest in and to certain mineral claims known as the Calvert Property, located in Calvert, Montana as set out in Schedule “A” of the LOI (the “Property”).  The Assignment Agreement assigns to our Company the option to acquire the Property held by Mr. Pulos pursuant to a Letter of Intent (“LOI”) dated June 18, 2012 with Messrs Paul and Ted Antonioli (the “Optionors”).  We paid $5,000 to Mr. Pulos in consideration of the assignment.

In order to exercise the option to acquire the Property we must make aggregate payments of $1,000,000 to the Optionors as follows:

•

$5,000 on execution of the LOI (paid by Mr. Pulos)

•

$5,000 by October 1, 2012

•

$15,000 by June 18, 2013

•

$20,000 by June 18, 2014

•

$25,000 by June 18, 2015

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$30,000 by June 18, 2016

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$35,000 by June 18, 2017

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$40,000 by June 18, 2018

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$45,000 by June 18, 2019

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$50,000 by June 18, 2020

•

Not less than $50,000 per year thereafter until $1,000,000 is paid.

The Property will be subject to 2% net smelter returns royalty payable to the Optionors provided that we may repurchase 1.8% of the royalty by paying to the Optionors $1,500,000 within 9 months after the start of commercial production on the Property.  The Property consists of three unpatented mineral claims spanning 60 acres.

Item 9.01	Financial Statements and Exhibits
10.1	Assignment Agreement dated August 21, 2012 with John M. Pulos

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/Matthew Markin
Matthew Markin
President, and Director
Date:	September 6, 2012